--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K
                            ------------------------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 25, 2000

                                  AVNET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEW YORK                         1-4224                        11-1890605
 (STATE OR OTHER JURISDICTION             (COMMISSION                  (I.R.S. EMPLOYER
       OF INCORPORATION)                 FILE NUMBER)                 IDENTIFICATION NO.)

          2211 SOUTH 47TH STREET, PHOENIX, ARIZONA                        85034
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE -- (480) 643-2000

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS.

     In connection with registration statements to be filed by Avnet, Inc. ("Avnet") pursuant to the Securities Act of 1933, the following pro forma financial information relating to the acquisition by Avnet of Marshall Industries ("Marshall") on October 20, 1999 is filed herewith. The acquisition was previously reported in a Form 8-K of Avnet bearing cover date of October 20, 1999.

                                                              PAGES
                                                              -----
Introduction................................................      3
Unaudited Pro Forma Condensed Consolidated Statement of
  Income for the first half ended December 31, 1999.........      4
Notes to Unaudited Pro Forma Condensed Consolidated
  Statement of Income.......................................      5

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                  INTRODUCTION

     The following Unaudited Pro Forma Condensed Consolidated Statement of Income for the first half ended December 31, 1999 has been prepared to illustrate the effect of the merger of Marshall into Avnet. Avnet's actual consolidated balance sheet at December 31, 1999 includes the impact of the October 20, 1999 acquisition of Marshall and accordingly, a pro forma balance sheet is not applicable. The Unaudited Pro Forma Condensed Consolidated Statement of Income is based on the historical consolidated financial statements of Avnet for the first half ended December 31, 1999 and the historical consolidated financial statements of Marshall for the period covering July 1, 1999 through October 20, 1999, the date of the merger of Marshall into Avnet.

     The Unaudited Pro Forma Condensed Consolidated Statement of Income for the first half ended December 31, 1999 assumes that the merger had been consummated as of the first day of Avnet's fiscal year 2000 (July 3, 1999).

     The pro forma adjustments are based on preliminary estimates, which are derived from available information and certain assumptions. Although Avnet believes, based on available information, that the fair values and allocation of the merger consideration included in the unaudited pro forma condensed consolidated statement of income are reasonable estimates, final purchase accounting adjustments will be made on the basis of future evaluations and estimates. As a result, the final allocation of costs related to the merger may differ significantly from that presented herein. The Unaudited Pro Forma Condensed Consolidated Statement of Income excludes any potential benefits that might result from the merger due to synergies that may be derived and from the elimination of any duplicate costs other than those benefits actually realized since the merger of Marshall into Avnet, which are included in Avnet's second quarter of fiscal year 2000 results. As indicated in Note 1 on page 4, Avnet's actual first half results include adjustments to reflect acquisition related costs relating to restructuring, integration, abandonment of assets and other similar items, in connection with the acquisition of Marshall. The Unaudited Pro Forma Condensed Consolidated Statement of Income does not purport to be indicative of the results that actually would have occurred if the merger occurred on July 3, 1999 or of results which may be obtained in the future. The Unaudited Pro Forma Condensed Consolidated Statement of Income should be read in conjunction with (1) the notes to the Unaudited Pro Forma Condensed Consolidated Statement of Income which appear in this report; (2) the historical condensed consolidated financial statements and accompanying notes for Marshall at August 31, 1999 and for the first quarter then ended, which appear in Avnet's Current Report on Form 8-K bearing cover date of October 20, 1999; and (3) the historical condensed consolidated financial statements and accompanying notes for Avnet at December 31, 1999 and for the first half then ended, which appear in its Quarterly Report on Form 10-Q for the first half ended December 31, 1999.

                      AVNET, INC. AND MARSHALL INDUSTRIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   FOR THE FIRST HALF ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

     The following unaudited pro forma condensed consolidated statement of income for the first half ended December 31, 1999 assumes that the merger was completed as of July 3, 1999.

                                                     FIRST HALF ENDED DECEMBER 31, 1999
                                            -----------------------------------------------------
                                                                       PRO FORMA
                                             AVNET(1)     MARSHALL    ADJUSTMENTS      PRO FORMA
                                            ----------    --------    -----------      ----------
Sales.....................................  $3,757,094    $562,710      $    --        $4,319,804
Cost of sales.............................   3,243,622     477,755           --         3,721,377
                                            ----------    --------      -------        ----------
Gross profit..............................     513,472      84,955           --           598,427
Operating expenses........................     420,869      61,241        1,295(b)        483,405
                                            ----------    --------      -------        ----------
Operating income..........................      92,603      23,714       (1,295)          115,022
Interest expense..........................     (27,600)     (3,320)      (5,076)(c)       (35,996)
Other income, net.........................       2,820        (258)        (572)(c)         1,990
                                            ----------    --------      -------        ----------
Income before taxes.......................      67,823      20,136       (6,943)           81,016
Income taxes..............................      30,545       8,405       (2,289)(d)        36,661
                                            ----------    --------      -------        ----------
Net income................................  $   37,278    $ 11,731      $(4,654)       $   44,355
                                            ==========    ========      =======        ==========
Earnings per share(e):
  Basic...................................  $     0.98                                 $     1.05
                                            ==========                                 ==========
  Diluted.................................  $     0.97                                 $     1.04
                                            ==========                                 ==========
Shares used to compute earnings per share
  Basic...................................      38,158                                     42,242
                                            ==========                                 ==========
  Diluted.................................      38,410                                     42,493
                                            ==========                                 ==========

---------------
(1) The condensed consolidated statement of income for Avnet for its first half ended December 31, 1999 includes incremental special charges associated with: (i) the reorganization of its Electronic Marketing European operations consisting primarily of costs related to the consolidation of warehousing operations; (ii) the integration of Marshall Industries into Avnet; (iii) the reorganization of the Company's Electronic Marketing Asian operations; and (iv) costs incurred in connection with its lawsuit against Wyle Laboratories, Inc. The negative effect on first half pre-tax income, net income after-tax and diluted earnings per share were $34,142, $21,549 and $0.53, respectively.

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

1. AVNET HISTORICAL FINANCIAL DATA

     The historical data presented represents the statement of income of Avnet for the first half ended December 31, 1999. The condensed consolidated statement of income for Avnet for its first half ended December 31, 1999 includes incremental special charges associated with (a) the reorganization of its Electronic Marketing European operations consisting primarily of costs related to the consolidation of warehousing operations; (b) the integration of Marshall Industries into Avnet; (c) the reorganization of Avnet's Electronic Marketing Asian operations; and (d) costs incurred in connection with its lawsuit against Wyle Laboratories, Inc. The total amount of special charges recorded in the first half of fiscal 2000 amounted to $34,142 pre-tax, $21,549 after-tax and $0.53 per share on a diluted basis. More detailed information can be found in the consolidated financial statements and the accompanying notes which appear in Avnet's Form 10-Q for the first half ended December 31, 1999.

2. MARSHALL HISTORICAL FINANCIAL DATA

     The historical data presented represents the statement of income for the period July 1, 1999 through October 20, 1999, the date of Avnet's acquisition of Marshall. As permitted by regulations of the Securities and Exchange Commission, Marshall's operations for the month ended June 30, 1999 have been omitted from the Unaudited Proforma Condensed Consolidated Statement of Income. Marshall's sales, gross profit, operating income, income before taxes and net income for this period were $143,487, $21,440, $5,409, $4,173 and $2,253, respectively.

3. PRO FORMA ADJUSTMENTS

     (a) Avnet expects to achieve operating efficiencies from the merger. It is anticipated that cost savings will result principally from such areas as warehousing, sales facilities, administration, operations and computer systems. Such anticipated cost savings other than those cost savings actually achieved from the date of acquisition through December 31, 1999, the end of Avnet's first half, have not been reflected in the accompanying pro forma condensed consolidated statement of income.

     (b) Adjustment to reflect the incremental amortization of estimated goodwill determined on a straight-line basis over 40 years resulting from the purchase accounting related to the merger amounting to $1,295. The amount of the incremental amortization of estimated goodwill takes into account the fact that the Marshall historical statements of income already include amortization of goodwill which will be part of the goodwill recorded by Avnet following the merger.

     (c) Adjustment to reflect the net increase in interest expense and the decrease in interest income, based upon a presumption of, but not a commitment for, the execution of the transactions described below:

                                                                      FIRST HALF ENDED
                                                                       DEC. 31, 1999
                                                                      ----------------
                                                                       (IN THOUSANDS)
        Proposed issuance of short-term borrowings at an assumed
          interest rate of 6%.......................................      $ 8,396
        Elimination of interest on certain Marshall debt which is
          assumed repaid............................................       (3,320)
                                                                          -------
        Net increase in interest expense............................      $ 5,076
                                                                          =======
        Decrease in interest income (included in 'Other income
          (expense), net') resulting from the utilization of
          available cash and interest-bearing investments...........      $   572
                                                                          =======

       A 1/8% change in interest rates will result in a change in interest expense of $294 per annum.

     (d) The income tax impact, assuming an effective tax rate of 40.525%, applied to the deductible pro forma adjustments to the condensed consolidated statement of income described above. (Note: the amortization of goodwill described in note (b) above is not tax benefitted.)

     (e) Assumes the issuance of 6,818,000 shares of Avnet common stock from treasury to consummate the merger and additional diluted shares of 177,000 relating to the conversion of Marshall stock options into Avnet stock options.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits:

        EXHIBIT NO.
        -----------
             2        Amended and Restated Agreement and Plan of Merger dated as of June 25, 1999, between Avnet, Inc. and Marshall
                      Industries, filed as Appendix A to the Joint Proxy
                      Statement/Prospectus constituting Part I of Avnet's
                      Registration Statement on Form S-4, Registration No.
                      333-86721, and incorporated herein by reference.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          AVNET, INC.
                                          (Registrant)

                                          By:     /s/ RAYMOND SADOWSKI
                                            ------------------------------------
                                            Raymond Sadowski
                                            Senior Vice President and
                                            Chief Financial Officer

Date: April 25, 2000